UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 20, 2016)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

In December 2014, the Congress enacted, and President Obama signed, the Multiemployer Pension Reform Act of 2014 (the “Reform Act”).  The Reform Act permits multiemployer pension plans that are in “critical and declining” status to reduce participants’ accrued pension benefits within certain limits, if doing so would permit the plan to avoid insolvency.  The Reform Act imposes a number of requirements before benefits may be reduced.  Among other things, the proposed rescue plan must be approved by the U.S. Department of the Treasury (“Treasury Department”).

Our subsidiary, ABF Freight System, is the largest contributor to the Central States Teamsters Pension Fund (the “Fund”), which is in critical and declining status.  On September 25, 2015, the trustees of the Fund submitted a rescue plan to the Treasury Department.  The rescue plan was developed pursuant to a thorough process that included detailed actuarial and financial analyses and input for all key stakeholders.  The submission to the Treasury Department consisted of more than 2,000 pages.

On May 6, 2016, the Treasury Department rejected the Fund’s proposed rescue plan.  Subsequently, the trustees of the Fund announced on May 20, 2016 that the Fund will not be submitting a new rescue plan because regulations issued by the Treasury Department on April 26, 2016 made it impossible for the Fund to implement a plan that would comply with applicable legal requirements.   Without additional action, the Fund currently is projected to become insolvent by 2025.  The Fund has stated that no action that could reasonably be expected to avert insolvency is available under current law.

ABF Freight’s current collective bargaining agreement with the International Brotherhood of Teamsters provides for contributions to the Fund through March 31, 2018.  Pursuant to a letter agreement with the Fund, we do not expect the contribution rate to increase during this period.  ABF Freight will bargain in good faith during the next round of contract negotiations with the International Brotherhood of Teamsters with respect to pension matters in general and issues involving the Fund in particular.

It is important to emphasize that:

•                  Under current law, the Fund is not required to increase employer contribution rates and, in fact, is permitted to reduce those rates.  As such, ABF Freight does not currently anticipate increased contribution requirements.

•                  The denial of the Fund’s rescue plan and the trustees’ decision not to seek to have a new rescue plan approved will not force ABF Freight to withdraw from the Fund.  A withdrawal generally can occur only if ABF Freight and the International Brotherhood of Teamsters so agree. ABF Freight’s withdrawal from the Fund would trigger “withdrawal liability” to the Fund in an amount that would be material.

The future of the Fund is impacted by a number of factors.  These include actions by the Fund’s trustees, actions by other participating employers, future collective bargaining commitments, legislative action by Congress (potentially including a bailout of the Fund), actions by governmental agencies, litigation involving the Fund, future investment performance by the Fund, changes in future interest rates and other factors.

ABF Freight is closely monitoring the situation and will update its stakeholders as it develops.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	May 20, 2016	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary